United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DERMATA THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)

________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DERMATA THERAPEUTICS, INC.	CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders

DATE:	Wednesday, May 7, 2024
TIME:	9:00 a.m. Pacific Time
LOCATION:	https://agm.issuerdirect.com/drma

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/drma and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/drma.

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before April 25, 2024.

you may enter your voting instructions at https://www.iproxydirect.com/drma until 11:59 p.m. Eastern Time May 6, 2024

The purposes of this meeting are as follows:

1. To elect three director nominees to serve as directors until the 2027 annual meeting of stockholders;

2. To approve an amendment to the Company’s 2021 Omnibus Equity Incentive Plan to increase (a) the number of shares reserved for issuance and (b) the annual evergreen portion of the Overall Share Limit;

3. To approve an amendment to our Certificate of Incorporation, as amended, at the discretion of the Board, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-thirty (1:30), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board;

4. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2024;

5. To approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 2, Proposal 3 and/or Proposal 4 are insufficient; and

6. To consider any other matters that may properly come before the Annual Meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on March 20, 2024 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of the Company’s common stock, they held on that date at the meeting or any postponement or adjournment of the Annual Meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

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Dermata Therapeutics, Inc. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT

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